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Exhibit 5.22

Landry & Ludewig, L.L.P.
Attorneys at Law
1007 Marquette NW
Albuquerque, New Mexico 87102
Tel (505) 243-6100 Fax (505) 243-8255

May 12, 2005

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202

Jones Day
77 W. Wacker Drive, Suite 3500
Chicago, IL 60601

  Re:
  Alderwoods (New Mexico), Inc.
  Exchange Offer $200,000,000 of 7 3/4% Senior Notes due 2012

Ladies and Gentlemen:

        We have acted as special New Mexico counsel for Alderwoods (New Mexico), Inc., a New Mexico corporation (the "Covered Guarantor"), in connection with the preparation of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement") by Alderwoods Group, Inc., a Delaware corporation and a direct or indirect parent of the Covered Guarantor (the "Company"), and the issuance by the Company of up to $200,000,000 aggregate principal amount of 7 3/4% senior notes due 2012 (the "Senior Exchange Notes"), in exchange for certain original 7 3/4% senior notes (the "Original Senior Notes") due 2012 issued and sold pursuant to the Purchase Agreement, dated as of August 5, 2004 (the "Purchase Agreement"), among the Company, the subsidiary guarantors, including the Covered Guarantor, listed on Schedule A thereto (the "Guarantors"), and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (collectively, the "Initial Purchasers"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in accordance with the Indenture, dated as of August 19, 2004 (the "Indenture"), between the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Except as otherwise defined herein, capitalized terms used in this opinion but not otherwise defined herein are used as defined in the Indenture.

        In connection with the opinions expressed herein, we have examined copies of the following documents. The documents described in clauses 1 through 5 below are collectively referred to as the "Transaction Documents":

          1.     Indenture;

          2.     Purchase Agreement;

          3.     Registration Rights Agreement by and among Alderwoods Group, Inc., the Guarantors listed on Schedule A thereto, and Banc of America Securities, LLC and Morgan Stanley & Co. Incorporated, dated as of August 19, 2004;

          4.     Guarantee of Alderwoods (New Mexico), Inc., with respect to the Senior Exchange Notes, in draft form substantially similar to Exhibit D of the Indenture (the "Exchange Guarantee of the Covered Guarantor");

          5.     Articles of incorporation and by-laws of the Covered Guarantor, certified by the Chairman and Bureau Chief of the Public Regulations Commission of the State of New Mexico (the "State") and certified to us by an officer of the Covered Guarantor as being complete and correct and in full force and effect on the date hereof and, in each case, as amended through the date hereof (the "Certified Organizational Documents");

          6.     Certificate of good standing issued by the Chairman and Bureau Chief of the Public Regulation Commission of the State (the "Certificate of Good Standing");

          7.     Certificate of a Responsible Officer of the Covered Guarantor (the "Responsible Officer Certificate");

          8.     Certificate of resolutions of the Covered Guarantor authorizing the terms of the transaction contemplated by the Transaction Documents and the execution and delivery of the Transaction Documents by an officer of Covered Guarantor (the "Certificate of Authority").

        As to certain matters of fact material to the opinions expressed herein, we have relied on the representations made in the Transaction Documents and the above listed certificates of public officials and officers of the Company. We have not independently established the facts so relied on.

ASSUMPTIONS

        In rendering this opinion we have assumed, with your permission and without having made any independent verification, the following:

          1.     the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, the conformity of the executed original of the Exchange Guarantee of the Covered Guarantor to the draft form delivered to us as TRDOCS01/69862, and the authenticity and delivery of the signed originals of such documents;

          2.     to the extent that the obligations of Covered Guarantor may be dependent upon such matters, other than with respect to Covered Guarantor, that each party to the agreements and contracts referred to herein is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligations of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms;

          3.     that all material factual matters, including without limitation, representations and warranties, contained in the Transaction Documents, are true and correct as set forth therein; and

          4.     the correctness and accuracy of all facts set forth in all certificates identified in this opinion both at the time of the execution of this opinion and when the Exchange Guarantee of the Covered Guarantor is executed and delivered.

          5.     that the Exchange Guarantee of the Covered Guarantor will be duly executed by an authorized officer of the Covered Guarantor pursuant to the Certificate of Authority.

OPINIONS

        On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the qualifications in this opinion, we are of the opinion that:

          1.     The Covered Guarantor is a corporation and is validly existing as a corporation in good standing under the laws of the State.

          2.     As of the date of the Indenture, the Covered Guarantor had the corporate power and authority to enter into, and as of the date hereof the Covered Guarantor has the corporate power and authority to perform, its obligations under the Indenture.

          3.     The execution, delivery and performance of the Indenture by the Covered Guarantor (i) has been authorized by all necessary corporate action by the Covered Guarantor and (ii) does not contravene any provision of the articles of incorporation or by-laws of the Covered Guarantor.

          4.     When the Registration Statement has become effective under the Securities Act of 1933 and the Exchange Guarantee of the Covered Guarantor is delivered in accordance with the terms of the Exchange Offer, the Exchange Guarantee of the Covered Guarantor will be validly issued by the Covered Guarantor and will constitute a valid and binding obligation of the Covered Guarantor.

Qualifications

        Our opinions expressed above are subject to the following qualifications:

            (a)   Our opinion in paragraph 1 above is given solely in reliance upon the Certified Organizational Documents and Certificate of Good Standing.

            (b)   Our opinions in paragraph 2 above are given solely in reliance upon the Certified Organizational Documents, Certificate of Good Standing, and the Certificate of Authority.

            (c)   Our opinions in paragraph 3 are given solely in reliance upon:

              (i)    the representations and warranties contained in the Transaction Documents;

              (ii)   the Certified Organizational Documents;

              (iii)  the Certificate of Good Standing;

              (iv)  the Certificate of Authority; and

              (v)   State law; and

            (d)   Our opinions herein are limited to the law of the State, and we do not express any opinion herein concerning any other law.

            (e)   We express no opinion herein concerning compliance of the Transaction Documents, the Registration Statement, or the Covered Guarantor with:

              (i)    laws, rules, or regulations applicable specifically to funeral homes, cemeteries and crematoria; or

              (ii)   state securities or "blue sky" laws, the rules and regulations of the National Association of Securities Dealers, Inc., the Securities Act of 1933, the Securities Exchange Act of 1934, or the Trust Indenture Act of 1939.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the issuance of the Company's 7 3/4% Senior Exchange Notes due 2012, and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. This opinion letter may not be relied upon by you or anyone else for any other purpose, or relied upon by any other persons, without our prior written consent.

        This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any of you who may rely on this opinion letter at any future time should seek advice of your counsel as to the proper application of this opinion letter at such time.

Sincerely,
LANDRY & LUDEWIG, L.L.P.
By:	/s/ MARGARET LUDEWIG

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  Exhibit 5.22
ASSUMPTIONS